UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Northern Oil and Gas, Inc. (the “Company”) held on August 23, 2018, the Company’s stockholders, upon the recommendation of the Board of Directors, approved the 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan will replace the Company's existing 2013 Incentive Plan (the “2013 Plan”), which is the only plan under which equity awards are currently being granted. No new awards will be made under the 2013 Plan. The number of shares of the Company's common stock that may be the subject of awards and issued under the 2018 Plan is 15,000,000, plus any shares remaining available for future grants under the 2013 Plan on the effective date of the 2018 Plan. Awards outstanding under the 2013 Plan as of the date the 2018 Plan becomes effective will continue to be subject to the terms of the 2013 Plan, but if those awards subsequently expire, are forfeited or cancelled or are settled in cash, the shares subject to those awards will become available for awards under the 2018 Plan.

A description of the material terms of the Plan is set forth in the Company’s definitive proxy statement relating to the Annual Meeting and filed with the Securities and Exchange Commission on August 3, 2018 (file no. 001-33999), and such description and the foregoing summary are qualified by reference to the full text of the Plan, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the action of the stockholders at the Annual Meeting discussed in further detail under Item 5.07 of this report, effective as of August 23, 2018, the Company amended its Certificate of Incorporation to increase the number of authorized shares of common stock to 675,000,000.

On August 24, 2018, the Company restated its Certificate of Incorporation (the “Restated Certificate”) to integrate all prior amendments. The Restated Certificate did not revise any provision of the Company’s Certificate of Incorporation. The text of the Restated Certificate is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders voted on the following proposals. Each proposal is described in detail in the definitive proxy statement relating to the Annual Meeting.
Proposal One - Election of Directors
The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Bahram Akradi	174,051,838	511,094	68,418,357
Lisa Bromiley	174,029,587	533,345	68,418,357
Roy Easley	174,260,945	301,987	68,418,357
Michael Frantz	172,884,401	1,678,531	68,418,357
Robert Grabb	173,949,913	613,019	68,418,357
Jack King	173,963,438	599,494	68,418,357
Joseph Lenz	174,128,975	433,957	68,418,357
Michael Popejoy	172,722,959	1,839,973	68,418,357

Proposal Two - Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 based on the votes listed below:

For	Against	Abstain
241,740,252	799,309	441,728
Proposal Three - Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock to 675,000,000
The stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 675,000,000, based on the votes listed below:

For	Against	Abstain
233,111,330	7,746,149	2,123,810
Proposal Four - Approval of the Company's new 2018 Equity Incentive Plan
The stockholders approved the Company's new 2018 Equity Incentive Plan, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
172,560,122	1,723,881	278,929	68,418,357
Proposal Five - Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers
The stockholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the definitive proxy statement relating to the Annual Meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
172,516,481	1,791,833	254,618	68,418,357
The above proposals submitted to vote of security holders at the 2018 Annual Meeting of Stockholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 3, 2018.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Northern Oil and Gas, Inc., dated August 24, 2018
99.1	Northern Oil and Gas, Inc. 2018 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary